UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 8, 2012

Date of Report (Date of earliest event reported)

CROSS BORDER RESOURCES, INC.

(Exact name of registrant as specified in its charter)

NEVADA	000-52738	98-0555508
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

22610 US Highway 281 N., Suite 218 San Antonio, TX	78258
(Address of principal executive offices)	(Zip Code)

(210) 226-6700

Registrant's telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEMS 1.01          ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

As previously reported, on April 23, 2012, Cross Border Resources, Inc. (the “Company” or “Cross Border”) entered into an agreement (“Settlement Agreement”) with Red Mountain Resources, Inc. (“Red Mountain”). Pursuant to the Settlement Agreement, Everett Willard Gray, II, Lawrence J. Risley, and Brad E. Heidelberg agreed to resign from the Board of Directors of the Company (with Richard F. LaRoche, Jr. and John W. Hawkins remaining as members of the Board) and Alan W. Barksdale, Randell K. Ford and Paul N. Vassilakos, each a member of Red Mountain’s board of directors, were to be appointed as directors of Cross Border to fill the vacancies, effective upon the day after the tenth day following the mailing of the Information Statement (defined below) to the Company’s shareholders. Simultaneously with the resignation and appointment of directors, Red Mountain would withdraw its complaint filed against the Company with the District Court for Clark County, Nevada (the “Complaint”), and cause a dismissal of such lawsuit with prejudice.

On April 27, 2012, the Company filed with the Securities and Exchange Commission, and mailed to stockholders, an information statement (“Information Statement”) for the purpose of notifying the Company’s stockholders of the above-referenced transactions and change in the majority of the Board.

Accordingly, on May 8, 2012, the day after the tenth day following the mailing of the Information Statement, Messrs. Gray, Risley and Heidelberg resigned from the Board of Directors of the Company and Messrs. Barksdale, Ford and Vassilakos were appointed as directors to fill the vacancies. Additionally on such date, Red Mountain withdrew its Complaint and caused its dismissal with prejudice as required by the Settlement Agreement.

ITEM 5.02           DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGMENTS OF CERTAIN OFFICERS

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02 of this Current Report on Form 8-K to the extent required.

As previously reported, on April 20, 2012, the Company entered into a Second Amendment to Employment Agreement with Everett Willard Gray II, a Second Amendment to Employment Agreement with Lawrence J. Risley and a revised letter agreement with Nancy S. Stephenson. The employment agreements, as amended, with Messrs. Gray and Risley and the letter agreement, as amended, with Ms. Stephenson provide that upon a “Corporate Transaction,” such individuals will each be entitled to a payment as if he or she had been terminated without cause. A “Corporate Transaction” includes, among other things, the individuals who, as of the date of the employment agreement, constitute the Board of Directors of the Company, cease for any reason to constitute at least a majority of the Board of Directors. Accordingly, as a result of the transactions contemplated by the Settlement Agreement described above, a Corporate Transaction has occurred. Therefore, each of Mr. Gray and Risley is entitled to be paid an amount equal to (a) twenty-four months of his annual base salary; plus (b) the monetary equivalent of the benefits that would have been provided to him for a period of twenty-four (24) months. Ms. Stephenson is entitled to be paid an amount equal to six (6) months of her annual base salary. The aforementioned change of control payments are payable in four equal installments, each no later than the following dates: (i) May 18, 2012, (ii) June 30, 2012, (iii) September 30, 2012 and (iv) December 31, 2012. Accordingly, each officer will be entitled to the following payments:

Name	Cash ($)	Equity ($)	Perquisites/benefits ($)	Total ($)
Everett Willard Gray, II	400,000	0	78,298(1)	478,298
Lawrence J. Risley	400,000	0	24,912(2)	424,912
Nancy S. Stephenson	75,000	0	0	75,000

(1) Represents a lump sum cash payment in advance for 24 months of car allowance and health insurance premiums

(2) Represents a lump sum cash payment in advance for 24 months of car allowance and dental insurance premiums

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 9, 2012	CROSS BORDER RESOURCES, INC.

	By:	/s/ Everett Willard Gray, II
Everett Willard Gray, II Chief Executive Officer